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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Frontier Insurance Group, Inc. Employee Stock Purchase Plan of our report dated March 31, 1998, with respect to the consolidated financial statements and schedules of Frontier Insurance Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP


New York, New York
March 31, 1999